SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934


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Check the appropriate box:
  |X| Preliminary information statement.             |_|Confidential, for use of the Commissioner
  |_| Definitive information statement.              only (as permitted by Rule 14c-5(d)(2))
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                                CNI Charter Funds
                                -----------------
                (Name of Registrant as Specified in Its Charter)


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




                     IMPORTANT NEWS ABOUT CNI CHARTER FUNDS






November 30, 2005


Dear Shareholders of the High Yield Bond Fund:


CNI Charter Funds (the "Trust") has appointed HSBC Halbis Partners (USA), Inc. ("HSBC Halbis") as sub-adviser to the High Yield Bond Fund, effective September 1, 2005, in place of Credit Suisse Asset Management, LLC ("Credit Suisse"). The Board of Trustees of the Trust approved the replacement of Credit Suisse as a result of the resignation from Credit Suisse of the portfolio management team previously responsible for management of the Fund and the subsequent employment of the team by HSBC Halbis. City National Asset Management, Inc. continues to oversee HSBC Halbis as the sub-adviser to the Fund.

The next few pages of this package feature more information about the new sub-adviser, including its investment processes and styles. Please take a few moments to read them and call us at 1-888-889-0799 if you have any questions.

On behalf of the Board of Trustees, I thank you for your continued investment in CNI Charter Funds.

Sincerely,

/s/ Vernon C. Kozlen
---------------------
Vernon C. Kozlen
President & Chief Executive Officer

                                CNI CHARTER FUNDS

                              INFORMATION STATEMENT
                             TO SHAREHOLDERS OF THE
                              HIGH YIELD BOND FUND


This document is an Information Statement and is being furnished to shareholders of the High Yield Bond Fund (the "Fund"), a series of CNI Charter Funds (the "Trust"), in lieu of a proxy statement pursuant to the terms of an exemptive order issued by the Securities and Exchange Commission (the "SEC"). City National Asset Management, Inc. ("CNAM") serves as the investment manager for the Trust. The exemptive order permits CNAM and the Board of Trustees of the Trust (the "Board") to employ additional sub-advisers, terminate sub-advisers, and modify sub-advisory agreements without prior approval of the Trust's shareholders.

Under the SEC order, if CNAM and the Board retain a new sub-adviser, CNAM is required to provide an Information Statement to shareholders of the affected portfolios of the Trust explaining any the change. The Board reviews advisory and sub-advisory agreements annually.

This Information Statement is being mailed on or about November 30, 2005 to the shareholders of the Fund of record as of October 31, 2005 (the "Record Date"). The Fund will bear the expenses incurred in connection with preparing this Information Statement. As of the Record Date, 2,510,149.852 Institutional Class shares and 2,263,574.354 Class A shares of the Fund were issued and outstanding. Information on shareholders who owned beneficially more than 5% of the shares of the Fund as of the Record Date is set forth in Appendix A. To the knowledge of CNAM, the executive officer and trustees of the Trust as a group owned less than 1% of the outstanding shares of the Fund and of the Trust as of the Record Date.



             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                            NOT TO SEND US A PROXY.

Appointment of HSBC Halbis Partners (USA), Inc. as a Sub-Adviser to the High Yield Bond Fund

On August 11, 2005, the Board approved HSBC Halbis Partners (USA), Inc. ("HSBC Halbis") to replace Credit Suisse Asset Management, LLC ("Credit Suisse") as the sub-adviser of the High Yield Bond Fund (the "Fund"). The Board approved the replacement of Credit Suisse as a result of the resignation from Credit Suisse of the portfolio management team previously responsible for management of the Fund and the subsequent employment of the team by HSBC. CNAM continues to oversee HSBC Halbis as the sub-adviser to the Fund. CNAM entered into a sub-advisory agreement with HSBC Halbis (the "Agreement") effective September 1, 2005, to manage the Fund, subject to the supervision of CNAM and the Trust's Board of Trustees (the "Board").

No officers of the Trust or trustees of the Trust (each a "Trustee") are officers, employees, directors, general partners or shareholders of HSBC Halbis. In addition, since October 1, 2004, the beginning of the Trust's last fiscal year, no Trustee has had, directly or indirectly, a material interest, material transaction or material proposed transaction to which HSBC Halbis, any of its parents or subsidiaries or any subsidiaries of a parent of any such entities was or is to be a party.

At its August 11, 2005 meeting, in connection with its review of CNAM's proposed sub-advisory agreement with HSBC Halbis (the "Agreement"), the Board evaluated information provided by CNAM and HSBC Halbis in accordance with Section 15(c) of the Investment Company Act of 1940, as amended (the "1940 Act").

In reviewing the services to be provided by HSBC Halbis, the Board considered a variety of matters, including the background, education and experience of its key portfolio management and operational personnel; its overall financial strength and stability, as well as that of its parent company; its regulatory compliance systems and procedures; its resources and related efforts to retain, attract and motivate capable personnel to serve the Fund; and the overall general quality and depth of its organization and that of its parent. The Board also reviewed HSBC Halbis' investment philosophy and processes as well as brokerage, trading and soft dollar practices, noting that it was quite familiar with the investment processes and general capabilities of the portfolio management team as a result of the Board's past reviews of the team when it was employed by Credit Suisse.

The Board assessed the performance of the Fund compared with its benchmark for the one-year period ending July 31, 2005 (noting that the HSBC Halbis portfolio management team had managed the portfolio on behalf of Credit Suisse until April 1, 2005), and observed that for the period the Fund had underperformed its benchmark (the Citigroup High Yield Market Index). The Board noted, however, that the Fund had outperformed a selected group of 11 comparable high yield bond funds, as well as the Lipper High Yield Objective, the average of an index of comparable funds selected by Lipper Inc., for the five-year period ended June 30, 2005.

The Board reviewed information regarding the advisory fees to be charged by HSBC Halbis and noted that HSBC Halbis would charge the same fees as those previously charged by Credit Suisse, which were lower than HSBC Halbis' standard fee schedule for institutional clients. CNAM pays the Fund's sub-advisory fees out of CNAM's advisory fee.

The Board also considered information prepared by HSBC Halbis relating to its costs and projected profits with respect to the Fund, as well as the methodologies used to determine and allocate its costs to the Fund. The Board noted that neither HSBC Halbis nor its affiliates would receive benefits other than investment advisory fees as a result of its relationship with the Fund, except the intangible benefits of the favorable publicity arising in connection with the Fund's performance.

Based on its review, including its consideration of each of the factors referred to above, the Board concluded that the HSBC Halbis Sub-Advisory Agreement represents fair and reasonable compensation in light of the nature and quality of the services to be provided by HSBC Halbis to the Fund and its shareholders. In deciding to approve the Agreement, the Board did not identify a single factor as controlling, but concluded that each of the various factors referred to above favored approval.

HSBC Halbis Partners (USA), Inc.

HSBC Halbis' principal offices are located at 452 Fifth Avenue, New York, New York. It was formed in June, 2005, and is a wholly-owned subsidiary of HSBC Halbis Partners (UK), Ltd., which in turn is ultimately a part of HSBC Group, plc, one of the world's largest banking and financial services organizations.

HSBC Halbis provides investment advisory services relating to U.S. fixed income, high yield fixed income, emerging markets fixed income and alternative investment products. HSBC Halbis is one of a number of HSBC Group subsidiaries (collectively referred to as "HSBC") that are engaged in investment advisory and fund management activities in many countries throughout the world. As of September 30, 2005, HSBC Halbis managed assets of approximately $5.7 billion.

Day to day management of the High Yield Bond Fund is the responsibility of portfolio manager Richard J. Lindquist, CFA. Mr. Lindquist is Managing Director and head of HSBC Halbis' high yield management team. Prior to joining HSBC Halbis, he was Managing Director and the head of the high yield management team at Credit Suisse. He joined Credit Suisse in 1995 as a result of the acquisition of the CS First Boston Investment Management, where he had been since 1989. Previously, he managed high yield mutual fund portfolios at Prudential Insurance Company of America and a high yield mutual fund at T. Rowe Price Associates. Mr. Lindquist holds a BS in Finance from Boston College and an MBA in Finance from the University of Chicago Graduate School of Business.

Terms of Sub-Advisory Agreement

The Agreement will continue in force until August 30, 2007, unless sooner terminated as provided in certain provisions contained in the Agreement. The Agreement will continue in force from year to year thereafter with respect to the Fund so long as it is specifically approved for the Fund at least annually in the manner required by the 1940 Act.

The Agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act) and may be terminated with respect to the Fund at any time without payment of any penalty by CNAM or HSBC Halbis on sixty days prior written notice to the other party. The Agreement may also be terminated with respect to the Fund at any time without payment of any penalty by action of the Board or by a vote of a majority of the outstanding voting securities of the Fund (as defined by the 1940 Act) on sixty days prior written notice to HSBC Halbis by the Trust. In addition, the Agreement may be terminated with respect to the Fund at any time upon written notice, without payment of any penalty, by CNAM, the Board, or a vote of a majority of the outstanding voting securities of the Fund if HSBC Halbis or any of its officers or directors has breached any representation or warranty in the Agreement or has taken any action which results in a material breach of HSBC Halbis' covenants under the Agreement. The Agreement will automatically terminate with respect to the Fund if the Investment Advisory Agreement between CNAM and the Trust with respect to the Fund is terminated, assigned or not renewed.

HSBC Halbis is entitled to a fee for its investment advisory services, which is calculated at the following annual rates: 0.50% of the average daily net assets of the Fund up to $35 million and 0.40% of such net assets over $35 million and less than $70 million, and 0.35% of such net assets over $70 million. All sub-advisory fees are paid by CNAM and not the Fund. Because CNAM pays the sub-adviser its fees out of its own fees received from the Fund, there is no "duplication" of advisory fees paid. There will be no increase in advisory fees to the Fund and its shareholders in connection with the replacement of Credit Suisse by HSBC Halbis as sub-adviser to the Fund.

Additional Disclosure Regarding HSBC Halbis

HSBC Halbis is located at 452 Fifth Avenue, New York, New York 10018 and is wholly owned by HSBC Halbis Partners (UK), Ltd, located at 78 St. James' Street, London, England, SW1A 1EJ which in turn is ultimately a wholly-owned subsidiary of HSBC Holdings, plc, located at 8 Canada Square, London, England, E14 5HQ.

The names and principal occupations of the principal executive officer and each director of HSBC Halbis, all located at 452 Fifth Avenue, New York, New York 10018, are listed below:

Name                                                             Principal Occupation/Title
Position with HSBC Halbis
--------------------------------------------------------------------------------------------------------------------
Gregg Diliberto                           President, Chief Executive Officer, Head of Fixed Income
President, Chief Executive                and Director of HSBC Halbis Partners (USA), Inc.
Officer, Head  of Fixed Income
and Director
--------------------------------------------------------------------------------------------------------------------
Stephen Baker                             Chief Executive Officer of HSBC Investments (USA), Inc.
Director
--------------------------------------------------------------------------------------------------------------------
Christopher Cheetham                      Chief Executive Officer of HSBC Halbis Partners (UK) Ltd.
Director
--------------------------------------------------------------------------------------------------------------------
Salvatore Iocolano                        Chief Compliance Officer of HSBC Halbis Partners (USA),
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Director                                   Inc. and HSBC Investments (USA), Inc.
--------------------------------------------------------------------------------


The following information was provided by HSBC Halbis regarding the HSBC Investor High Yield Fixed Income Fund, a newly organized mutual fund for which HSBC Investments (USA), Inc., an affiliate of HSBC Halbis, acts as investment adviser and which has investment objectives similar to that of the Fund:

     -------------------------------------------------------------------
                      Fund          Fee Rate       Net Assets as of
                                                       11/18/05
     -------------------------------------------------------------------
     HSBC Investor High Yield        0.60%*               $0
     Fixed Income Fund
     -------------------------------------------------------------------

* HSBC Investments (USA), Inc. has entered into a written expense limitation agreement with the HSBC Investor High Yield Fixed Income Fund under which it will limit total expenses of the Fund (excluding interest, taxes, brokerage commissions and extraordinary expenses) to an annual rate of 0.80% for Class A Shares, 1.55% for Class B Shares, 1.35% for Class C Shares and 0.55% for the Class Y Shares until November 1, 2006.

                               General Information

The principal executive offices of the Trust and CNAM are located at 400 North Roxbury Drive, Beverly Hills, California 90210. The Trust's administrator is SEI Global Funds Services, Inc. and the Trust's transfer agent is SEI Investments Management Corporation (d.b.a. SEI Institutional Transfer Agency). The Trust's distributor is SEI Investments Distribution Co., located at the same address. The Trust's custodian is Wachovia Bank, N.A., located at 123 South Broad Street, Philadelphia, Pennsylvania 19109, located at the same address. Counsel to the Trust is Paul, Hastings, Janofsky & Walker LLP, 515 South Flower Street, Los Angeles, California 90071.

The Trust will furnish, without charge, a copy of the most recent Annual Report and Semi-Annual Report to Shareholders of the Trust upon request. Requests for such reports should be directed to CNI Charter Funds, c/o SEI Investments Distribution Co., One Freedom Valley Drive, Oaks, Pennsylvania 19456, or by calling 1-888-889-0799.

                                   APPENDIX A

           Shareholders Owning Beneficially or of Record More than 5%
                           of the High Yield Bond Fund
                                 Class A Shares

----------------------------------------------- --------------------------------
                                                Percentage of Shares Owned as
Shareholder Name and Address                    of October 31, 2005
----------------------------------------------- --------------------------------
                           N/A                            N/A
----------------------------------------------- --------------------------------



           Shareholders Owning Beneficially or of Record More than 5%
                           of the High Yield Bond Fund
                           Institutional Class Shares

----------------------------------------------- ------------------------------
                                                 Percentage of Shares Owned as
Shareholder Name and Address                     of October 31, 2005
----------------------------------------------- ------------------------------

City National Bank AS Fiduciary for Various
Accounts
Attn: Trust OPS/Mutual Funds                                91.58%
P.O. Box 60520
Los Angeles, California 90060-0520
----------------------------------------------- ------------------------------








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